Exhibit A
                                                                     Page 1 of 3

                                 MYR GROUP INC.
                     Consolidated Balance Sheet (Unaudited)
                              As of March 31, 2004
                     --------------------------------------
                                 (In Thousands)




Assets

Current Assets:
    Cash and cash equivalents                                 $   15,499
    Accounts receivable:
      Customers                                                   62,489
      Associated companies                                         6,153
      Other                                                       10,329
    Notes receivable                                               2,976
    Prepayments and other                                         13,724
                                                               ---------
                                                                 111,170
                                                               ---------

Property, Plant and Equipment                                     12,646
                                                               ---------

Investments:
    Other                                                          1,574
                                                               ---------
                                                                   1,574
                                                               ---------

Deferred Charges:
    Goodwill, net                                                 63,136
    Accumulated deferred income tax benefits                       1,059
    Other                                                              -
                                                               ---------
                                                                  64,195
                                                               ---------


         Total Assets                                         $  189,585
                                                               =========

                                                                     Exhibit A
                                                                     Page 2 of 3

                                 MYR GROUP INC.
                     Consolidated Balance Sheet (Unaudited)
                              As of March 31, 2004
                     ---------------------------------------
                                 (In Thousands)





Liabilities and Capitalization

Current Liabilities:
    Accounts payable
      Other                                                   $    6,895
      Associated companies                                        10,699
    Accrued income taxes                                               -
    Other                                                         40,229
                                                               ---------
                                                                  57,823
                                                               ---------

Capitalization:
    Common stockholder's equity                                  131,472
    Long-term debt                                                     -
                                                               ---------
                                                                 131,472
                                                               ---------

Deferred Credits:
    Other                                                            290
                                                               ---------
                                                                     290
                                                               ---------


         Total Liabilities and Capitalization                 $  189,585
                                                               =========

                                                                     Exhibit A
                                                                     Page 3 of 3

                                 MYR GROUP INC.
                Consolidated Statement of Operations (Unaudited)
                   For the Twelve Months Ended March 31, 2004
                ------------------------------------------------
                                 (In Thousands)





Revenues                                                       $ 417,654
                                                                --------

Expenses:
     Other operation expenses                                    424,234
     Provision for depreciation and amortization                   1,685
                                                               ---------
         Total expenses                                          425,919
                                                               ---------

Loss before Interest and Income Taxes                             (8,265)

Interest expense                                                     102

Income tax benefit                                                (5,052)
                                                               ---------

Net Loss                                                       $  (3,315)
                                                                ========